UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2021

VISTRA CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	VST	New York Stock Exchange
Warrants	VST.WS.A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Accounts Receivable Securitization Facility

On July 9, 2021, TXU Energy Retail Company LLC (“TXU Retail”), TXU Energy Receivables Company LLC (“TXU Receivables”), a wholly owned subsidiary of TXU Retail, and Vistra Operations Company LLC (“Vistra Operations”), each of which are indirect, wholly owned subsidiaries of Vistra Corp., entered into an amendment (the “RPA Amendment”) to the Receivables Purchase Agreement dated as of August 21, 2018 (as amended, supplemented or otherwise modified from time to time, the “RPA”) among TXU Receivables, as seller, TXU Retail, as servicer, Vistra Operations, as performance guarantor, certain purchaser agents and purchasers named therein and Credit Agricole Corporate and Investment Bank, as administrator. The RPA Amendment amends certain provisions of the RPA, including (1) adjusting the commitment of the purchasers to purchase interests in the receivables under the RPA during certain periods to align with the peak retail season at the following levels: (a) $600 million until the settlement date in August 2021, (b) $725 million beginning with the settlement date in August 2021 until the settlement date in November 2021 and (c) $600 million thereafter for the remaining term of the RPA; and (2) extending the term of the RPA until July 11, 2022.

A copy of the RPA Amendment is included as Exhibit 4.1 to this Current Report and is incorporated herein by reference. The above description of the RPA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the RPA Amendment.

Repurchase Facility

On July 9, 2021, TXU Retail, as seller (“Seller”) and seller party agent, Vistra Operations, as guarantor, the originators named therein (collectively with Seller, the “Originators”), and MUFG Bank, Ltd., as buyer (“Buyer”), entered into an amendment (the “Framework Amendment”) to the Master Framework Agreement, dated as of October 9, 2020 (as amended, supplemented or otherwise modified from time to time, the “MFA”), among Seller, the Originators, and Buyer. The Framework Amendment amends certain provisions of the MFA, namely (1) increasing the facility size from $125 million to $150 million and (2) extending the term of the MFA until August 31, 2021.

A copy of the Framework Amendment is included as Exhibit 10.1 to this Current Report and is incorporated herein by reference. The above description of the Framework Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Framework Amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

4.1	Tenth Amendment to Receivables Purchase Agreement, dated as of July 9, 2021, among TXU Energy Receivables Company LLC, as seller, TXU Energy Retail Company LLC, as servicer, Vistra Operations Company LLC, as performance guarantor, certain purchaser agents and purchasers named therein and Credit Agricole Corporate and Investment Bank, as administrator.

10.1	Amendment No. 1 to Master Framework Agreement, dated as of July 9, 2021, by and among TXU Energy Retail Company LLC, as seller and seller party agent, certain originators name therein, Vistra Operations Company LLC, as guarantor, and MUFG Bank, Ltd., as buyer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistra Corp.

Dated: July 15, 2021	/s/ Kristopher E. Moldovan
	Name:	Kristopher E. Moldovan
	Title:	Senior Vice President and Treasurer